EXHIBIT 3(A)

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                           SPECIMEN STOCK CERTIFICATES

                                                           CUSIP NO. 853218 18 5

NUMBER                                                                    SHARES

                                STANDARD CAPITAL
                                   CORPORATION

                   Authorized Common Stock: 25,000,000 Shares
                                Par Value: $0.001

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

             -Shares of STANDARD CAPITAL CORPORATION Common Stock -

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facsimile seal of the Corporation and the facsimile of its duly authorized officers.

Dated:

/s/  "Maryanne Thachuk"                                     /s/ "E. Del Thachuk"
-----------------------                                   ----------------------
           Secretary                                                President
                                                (SEAL)
Not valid unless countersigned by transfer agent       Countersigned Registered:
                                                 NEVADA AGENCY AND TRUST COMPANY
                                               50 WEST LIBERTY STREET, SUITE 880
                                                             RENO, NEVADA, 89501

                                                   By
                                                       -------------------------
                                                          Authorized Signature